                                                                      EXHIBIT 11

                    ADVANCED MEDICAL, INC. AND SUBSIDIARIES

                   COMPUTATION OF NET (LOSS) INCOME PER SHARE

                             (DOLLARS IN THOUSANDS)

                                                                                      YEAR ENDED DECEMBER 31,
                                                                                  --------------------------------
                                                                                    1994       1995        1996
                                                                                  ---------  ---------  ----------
INCOME (LOSS) PER COMMON SHARE ASSUMING NO DILUTION
  Income (loss) before extraordinary item and dividends and accretion on
    mandatorily redeemable preferred stock......................................  $   5,677  $  12,277  $  (65,606)
  Dividends and accretion on mandatorily redeemable preferred stock.............        874        650         962
                                                                                  ---------  ---------  ----------
  Income (loss) before extraordinary item.......................................      4,803     11,627     (66,568)
  Extraordinary item--gain (loss) on early retirement of debt, net of taxes.....     --         15,177      (1,630)
                                                                                  ---------  ---------  ----------
  Net income attributable to common stock.......................................  $   4,803  $  26,804  $  (68,198)
                                                                                  ---------  ---------  ----------
                                                                                  ---------  ---------  ----------
  Weighted average common shares outstanding assuming no dilution (1)...........     14,069     15,755      20,343
                                                                                  ---------  ---------  ----------
                                                                                  ---------  ---------  ----------
Income (loss) per common share assuming no dilution:
  Income (loss) before extraordinary item.......................................  $     .34  $     .74  $    (3.27)
  Extraordinary item--gain (loss) on early retirement of debt, net of taxes.....     --            .96       (0.08)
                                                                                  ---------  ---------  ----------
  Net income (loss) per common share assuming no dilution.......................  $     .34  $    1.70  $    (3.35)
                                                                                  ---------  ---------  ----------
                                                                                  ---------  ---------  ----------
INCOME PER COMMON SHARE ASSUMING FULL DILUTION (2)
  Income before extraordinary item and dividends and accretion on mandatorily
    redeemable preferred stock..................................................  $   5,677  $  12,277
  Dividends and accretion on mandatorily redeemable preferred stock.............        874        650
  Add: interest expense, net of tax, on convertible promissory notes............        386        684
                                                                                  ---------  ---------
  Income before extraordinary item..............................................      5,189     12,311
  Extraordinary item--gain on early retirement of debt, net of taxes............     --         15,177
                                                                                  ---------  ---------
  Net income attributable to common stock.......................................  $   5,189  $  27,488
                                                                                  ---------  ---------
                                                                                  ---------  ---------
Weighted average common shares outstanding prior to conversion of convertible
 promissory notes (1)...........................................................     14,069     15,907
Add: Weighted average shares issued upon conversion of convertible promissory
 notes..........................................................................     10,030     17,276
Weighted average common shares outstanding assuming full
 dilution.......................................................................     24,099     33,183
                                                                                  ---------  ---------
                                                                                  ---------  ---------
Income per common share assuming full dilution:
  Income before extraordinary item..............................................  $     .22  $     .37
  Extraordinary item--gain on early retirement of debt, net of taxes............     --            .46
                                                                                  ---------  ---------
  Net income per common share assuming full dilution............................  $     .22  $     .83
                                                                                  ---------  ---------
                                                                                  ---------  ---------

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(1) Includes the common stock equivalent of dilutive options outstanding at the end of each period.

(2) Fully diluted loss per common share is not included for fiscal year 1996 as it is anti-dilutive.